Exhibit 99.1

For Immediate Release

Media Contact:	Investor Contacts:
Eric Boomhower	Iris Griffin	Byron Hinson
(803) 217-7701	(803) 217-6642	(803) 217-5352
eboomhower@scana.com	igriffin@scana.com	bhinson@scana.com

SCANA Reports Financial Results for Fourth Quarter and Full Year 2011

Cayce, S.C., Feb. 15, 2012... SCANA Corporation (NYSE: SCG) today announced financial results for the fourth quarter and full year 2011.

For the year ended December 31, 2011, SCANA reported basic earnings of $387 million or $3.01 per share, compared to $376 million, or $2.99 per share, in 2010.

“Our 2011 results were in line with our earnings expectations as we continue to deliver predictable growth for our shareholders,” said Jimmy Addison, Executive Vice President and Chief Financial Officer.  “I am also very pleased with our continued cost containment efforts during this economic recovery and more broadly, with South Carolina’s robust industrial announcements and the related new jobs.”

SCANA’s basic earnings in the fourth quarter of 2011 were $98 million, or 76 cents per share, compared to $94 million, or 74 cents per share, for the same quarter in 2010.  Savings in operating and maintenance expenses were partially offset by depreciation, property taxes and share dilution associated with capital investments.

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

Reported earnings for 2011 at South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, were $316 million, or $2.46 per share compared to $304 million, or $2.42 per share, in 2010. For the fourth quarter of 2011, SCE&G reported earnings of $65 million, or 50 cents per share, compared to $67 million, or 52 cents per share, in the same quarter of 2010.  The increase in annual earnings was due to higher margins from base rate increases under the Base Load Review Act, which were partially offset by higher interest expense, property taxes, depreciation, and share dilution.  At year-end 2011, SCE&G was serving approximately 664,000 electric customers and approximately 317,000 natural gas customers, up 0.5 and 1.1 percent, respectively, over 2010.

PSNC Energy

PSNC Energy, the Company’s North Carolina-based retail natural gas distribution subsidiary, reported 2011 earnings of $49 million, or 37 cents per share, compared to $46 million, or 36 cents per share, in 2010.  Reported earnings in the fourth quarter of 2011 were $22 million, or 17 cents per share, compared to $21 million, or 17 cents per share in the fourth quarter of 2010. Increases in customer growth were partially offset by higher depreciation expense and property taxes for the year.  At year end, PSNC Energy was serving approximately 487,000 customers, an increase of 1.1 percent over the previous year.

SCANA Energy - Georgia

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported 2011 earnings of $24 million, or 19 cents per share, compared to $31 million, or 24 cents per share, in 2010. The decrease is attributable to lower throughput due to milder than normal weather.  Earnings in the fourth quarter of 2011 were $10 million, or 8 cents per share, compared to $10 million, or 7 cents per share in the fourth quarter of 2010.  At December 31, 2011, SCANA Energy was serving approximately 455,000 customers, a decrease of approximately 1.9 percent over the prior year.

Corporate and Other, Net

SCANA’s corporate and other businesses, which include Carolina Gas Transmission, SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported a loss of $2 million, or 1 cent per share in 2011, compared to a loss of $4 million, or 3 cents per share in 2010. For the fourth quarter of 2011, these businesses reported earnings of $1 million, or 1 cent per share, compared to a loss of $2 million, or 2 cents per share in the fourth quarter of 2010.  The increase is due to improved results at the Company’s communications business.

EARNINGS OUTLOOK

The Company reaffirmed its guidance for 2012 basic earnings per share to be in the range of $3.05 to $3.25, with an internal target of $3.17 per share.

These estimates assume issuance of the shares pursuant to the 2010 equity forward in late 2012 and exclude any potential impacts from changes in accounting principles and gains or losses from certain investing activities, litigation, and sales of assets.  Other factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 2:00 p.m. ET on Wednesday, February 15, 2012. The call-in numbers for the conference call are 1-800-860-2442 (US), 1-866-605-3852 (Canada) and 1-412-858-4600 (International). Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through March 1, 2012. The telephone replay numbers are 1-877-344-7529 (US) and 1-412-317-0088 (Canada/International). The passcode for the telephone replay is 10008566.

All interested persons, including investors, media and the general public, may listen to a live webcast and access related presentation materials of the conference call at the company’s website at www.scana.com.  Participants should go to the website at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the conference call and a transcript will also be available on the Investor Relations section of the website approximately 2 hours after conclusion of the call through March 1, 2012.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Cayce, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 664,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2)  regulatory actions, particularly changes in rate regulation, regulations governing electric grid reliability, environmental regulations, and actions affecting the construction of new nuclear units; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA; (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (6) growth opportunities for SCANA’s regulated and diversified subsidiaries; (7) the results of short- and  long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the generation and transmission facilities of SCANA and its subsidiaries (the Company) are located and in areas served by SCANA's subsidiaries;

(10) payment and performance by counterparties and customers as contracted and when due; (11) the results of efforts to license, site, construct and finance facilities for electric generation and transmission; (12) maintaining creditworthy joint owners for SCE&G’s new nuclear generation project; (13) the ability of suppliers, both domestic and international, to timely provide the labor, components, parts, tools, equipment and other supplies needed, at agreed upon prices, for our construction program, operations and maintenance; (14) the results of efforts to ensure the physical and cyber security of key assets and processes; (15) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (16) the availability of skilled and experienced human resources to properly manage, operate, and grow the Company’s businesses; (17) labor disputes; (18) performance of SCANA’s pension plan assets; (19) changes in taxes; (20) inflation or deflation; (21) compliance with regulations; (22) natural disasters and man-made mishaps that directly affect our operations or the regulations governing them; and (23) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or SCE&G with the United States Securities and Exchange Commission.  The Company disclaims any obligation to update any forward-looking statements.

FINANCIAL AND OPERATING INFORMATION

Condensed Consolidated Statements of Income (Millions, except per share amounts) (Unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Operating Revenues: Electric(1)	$521	$547	$2,424	$2,367
Gas-Regulated	237	302	849	989
Gas-Nonregulated	278	297	1,136	1,245
Total Operating Revenues	1,036	1,146	4,409	4,601

Operating Expenses:
Fuel Used in Electric Generation	178	206	917	942
Purchased Power	3	5	19	17
Gas Purchased for Resale	353	436	1,455	1,679
Other Operation and Maintenance	157	167	658	670
Depreciation and Amortization	88	84	346	335
Other Taxes	49	43	201	190
Total Operating Expenses	828	941	3,596	3,833

Operating Income	208	205	813	768

Other Income (Expense)
Other Income	16	13	52	52
Other Expense	(11)	(11)	(40)	(39)
Interest Charges, Net	(72)	(68)	(284)	(266)
Allowance for Equity Funds Used During Construction	1	3	14	20
Total Other Expense	(66)	(63)	(258)	(233)

Income Before Income Tax Expense	142	142	555	535
Income Tax Expense(1)	44	48	168	159

Income Available to Common Shareholders of SCANA Corporation	98	94	387	376

Basic Earnings Per Share of Common Stock	$.76	$.74	$3.01	$2.99
Diluted Earnings Per Share of Common Stock(2)	$.75	$.74	$2.97	$2.98
Weighted Average Shares Outstanding (Millions):
Basic	129.7	127.2	128.8	125.7
Diluted(2)	131.4	128.4	130.2	126.3
Dividends Declared Per Share of Common Stock	$.485	$.475	$1.94	$1.90

Note (1): In the first quarter of 2010, pursuant to authorization by the Public Service Commission of South Carolina (SCPSC) in connection with its annual review of fuel cost and rates, the Company accelerated the recognition of previously deferred state income tax credits (EIZ credits) in the amount of $17 million, or 9 cents per share, thereby lowering income tax expense, and recorded an offsetting reduction of 2010’s recovery of fuel costs (electric revenue). Similarly, in July of 2010, pursuant to a retail electric base rate increase authorized by the SCPSC, the Company began the accelerated amortization of additional previously deferred EIZ credits over two years, thereby lowering income tax expense and electric revenue in the amount of $6 million, or 3 cents per share and $5 million, or 3 cents per share in the fourth quarter of 2010 and 2011, respectively, and $12 million, or 6 cents per share and $25 million, or 12 cents per share for the years ended December 31, 2010 and 2011, respectively.

Note (2): In May 2010, SCANA entered into an equity forward sales agreement. During periods when the average market price of SCANA’s common stock is above the per share adjusted forward sales price, the Company computes diluted earnings per share giving effect to this dilutive potential common stock using the treasury stock method.

Condensed Consolidated Balance Sheets
(Millions) (Unaudited)
	December 31,	December 31,
	2011	2010
ASSETS:
Utility Plant, Net	$10,047	$9,662
Nonutility Property and Investments, Net	476	453
Total Current Assets	1,443	1,631
Total Regulatory Assets and Deferred Debits	1,568	1,222
Total	$13,534	$12,968
CAPITALIZATION AND LIABILITIES:
Capitalization:
Common Equity	$3,889	$3,702
Long-Term Debt, Net	4,622	4,152
Total Capitalization	8,511	7,854
Current Liabilities:
Short-Term Borrowings	653	420
Current Portion of Long-Term Debt	31	337
Other	958	1,110
Total Current Liabilities	1,642	1,867
Total Regulatory Liabilities and Deferred Credits	3,381	3,247
Total	$13,534	$12,968

Earnings per Share by Company:
(Unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
SC Electric & Gas	$.50	$.52	$2.46	$2.42
PSNC Energy	.17	.17	.37	.36
SCANA Energy-Georgia	.08	.07	.19	.24
Corporate and Other	.01	(.02)	(.01)	(.03)
Basic Earnings per Share	$.76	$.74	$3.01	$2.99
Diluted Earnings per Share(2)	$.75	$.74	$2.97	$2.98

Variances in Earnings per Share:
(Unaudited)
	Quarter Ended	Year Ended
	December 31,	December 31,
2010 Basic Earnings per Share	$.74	$2.99

Variances:
Electric Margin(1)	.02	.42
Natural Gas Margin	.00	(.13)
Operations & Maintenance Expense	.06	.06
Interest Expense (Net of AFUDC)	(.04)	(.14)
Property Taxes	(.03)	(.06)
Depreciation	(.02)	(.06)
Dilution	(.01)	(.07)
Other	.04	.00
Variances in Earnings per Share	.02	.02

2011 Basic Earnings per Share	.76	3.01
Additional dilution re: potential common stock(2)	(.01)	(.04)
2011 Diluted Earnings per Share(2)	$.75	$2.97

Consolidated Operating Statistics:
	Quarter Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
Electric Operations:
Sales (GWh):
Residential	1,623	1,908	(14.9)	8,232	8,791	(6.4)
Commercial	1,628	1,763	(7.7)	7,397	7,684	(3.7)
Industrial	1,402	1,450	(3.3)	5,938	5,863	1.3
Other	132	141	(6.4)	572	581	(1.5)
Total Retail Sales	4,785	5,262	(9.1)	22,139	22,919	(3.4)
Wholesale	431	481	(10.4)	2,049	1,965	4.3
Total Sales	5,216	5,743	(9.2)	24,188	24,884	(2.8)

Customers (Period-End, Thousands)				664	661	0.5

Natural Gas Operations:
Sales (Thousand Dekatherms):
Residential	19,313	27,427	(29.6)	64,354	78,349	(17.9)
Commercial	11,185	13,616	(17.9)	38,132	42,029	(9.3)
Industrial	47,049	39,161	20.1	186,920	173,745	7.6
Total Retail Sales	77,547	80,204	(3.3)	289,406	294,123	(1.6)
Sales for Resale	2,246	2,571	(12.6)	8,053	8,133	(1.0)
Total Sales	79,793	82,775	(3.6)	297,459	302,256	(1.6)

Transportation Volumes	41,648	43,406	(4.1)	158,520	154,623	2.5

Customers (Period-End, Thousands)				1,260	1,260	0.0

Security Credit Ratings (as of 2/15/12):
	Moody’s	Standard & Poor’s	Fitch
SCANA Corporation:
Senior Unsecured	Baa3	BBB	BBB+
Junior Subordinated Debt Commercial Paper	Ba1 P-3	BBB- A-2	BBB- F-2
Outlook	Stable	Stable	Stable

South Carolina Electric & Gas Company:
Senior Secured	A3	A	A
Senior Unsecured	Baa2	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Stable	Stable	Stable

PSNC Energy:
Senior Unsecured	A3	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Stable	Stable	Stable

South Carolina Fuel Company:
Commercial Paper	P-2	A-2	F-2